UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 15, 2010 (January 11, 2010)
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On January 11, 2010, the Board of Directors of our general partner, Western Gas Holdings, LLC (the “General Partner”), appointed Donald R. Sinclair to serve as Chief Executive Officer of the General Partner, effective January 14, 2010. Mr. Sinclair, age 51, will continue to serve in his roles as President and a director of the General Partner, and Robert G. Gwin will continue in his role as Chairman of the Board. Prior to joining the General Partner, Mr. Sinclair was a founding partner and served as President of Ceritas Energy, LLC, a midstream energy company headquartered in Houston, from February 2003 to September 2009. From April 1997 to September 1998 Mr. Sinclair was President of Duke Energy Trading and Marketing LLC, and served as Chairman of the Energy Risk Committee for Duke Energy Corporation. Prior to joining Duke, Mr. Sinclair served as Senior Vice President of Tenneco Energy and as President of Tenneco Energy Resources. Previously, as one of the original principals and officers at Dynegy Inc. (formerly NGC Corporation), he served for eight years in various officer positions, including Senior Vice President and Chief Risk Officer, where he was in charge of all risk management activities and commercial operations.
A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Exhibit Title
99.1	Western Gas Partners, LP Press Release, dated January 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
By:	Western Gas Holdings, LLC,
its general partner

Dated: January 15, 2010	By:	/s/ Amanda M. McMillian
Amanda M. McMillian Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Western Gas Partners, LP Press Release, dated January 14, 2010.